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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

John H. Harland Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒ No fee required.
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Notice Of
Annual Meeting
Of Shareholders
And Proxy Statement

John H. Harland Company

Timothy C. Tuff
Chairman of the Board,
President and Chief Executive Officer
March 27, 2006

Dear Shareholder:

You are cordially invited to attend the 2006 annual meeting of shareholders of John H. Harland Company to be held at the corporate headquarters of the Company, 2939 Miller Road, Decatur, Georgia on Thursday, April 27, 2006 at 10:00 a.m. A 9:30 a.m. reception will precede the meeting.

The items of business are fully addressed in the Proxy Statement. In addition, we will review the Company’s business and operations and discuss our plans for 2006.

Your vote is important regardless of the number of shares you hold. Please date, sign and return the proxy in the enclosed envelope to ensure that your shares are represented at the meeting.

On behalf of your Board of Directors, thank you for your continued support and interest in Harland.

Sincerely,

Timothy C. Tuff

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 27, 2006
To the Shareholders of
John H. Harland Company
      The 2006 annual meeting of shareholders of John H. Harland Company will be held at the corporate headquarters of the Company, 2939 Miller Road, Decatur, Georgia 30035 on Thursday, April 27, 2006 at 10:00 a.m. for the following purposes:
      (1) To elect four Directors;
      (2) To ratify the appointment of Deloitte & Touche LLP as the Company’s auditors for 2006;
      (3) To approve the 2006 Stock Incentive Plan; and
      (4) To transact such other business as may properly come before the meeting or any adjournment thereof.
      Shareholders of record at the close of business on March 9, 2006 will be entitled to vote at the meeting. A list of shareholders on the record date will be available at the meeting for examination by any shareholder.

By Order of the Board of Directors

JOHN C. WALTERS
Senior Vice President, Secretary and General Counsel
Atlanta, Georgia
March 27, 2006
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
NOMINEES FOR ELECTION FOR A THREE-YEAR TERM
DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE 2006 ANNUAL MEETING
STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN OTHER PERSONS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
DIRECTOR COMPENSATION
GOVERNANCE COMMITTEE REPORT ON EXECUTIVE COMPENSATION
FIVE YEAR STOCK PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
APPROVAL OF THE 2006 STOCK INCENTIVE PLAN
ANNUAL REPORT TO SHAREHOLDERS
ANNUAL REPORT ON FORM 10-K
SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
OTHER MATTERS
EXHIBIT A JOHN H. HARLAND COMPANY 2006 STOCK INCENTIVE PLAN

J o h n    H.    H a r l a n d    C o m p a n y
Box 105250
Atlanta, Georgia 30348
PROXY STATEMENT
Annual Meeting of Shareholders
To Be Held April 27, 2006
      The enclosed form of proxy is solicited by the Board of Directors of John H. Harland Company (the “Company”) for use at the annual meeting of shareholders on April 27, 2006 and any adjournment thereof. When such proxy is duly executed and returned, the shares it represents will be voted as directed or, if no direction is indicated, as the Board of Directors recommends. Any shareholder giving a proxy may revoke it at any time before it is voted by delivering to the Corporate Secretary of the Company a notice of revocation or a proxy bearing a later date or by attending the meeting and voting in person.
      Only shareholders of record as of the close of business on March 9, 2006 are entitled to vote at the meeting. As of that date, the Company had 27,074,877 issued and outstanding shares of common stock, par value $1.00 per share (the “Common Stock”). Each share is entitled to one vote. No cumulative voting rights are authorized. This Proxy Statement and the accompanying proxy will be mailed to shareholders on or about March 27, 2006.
      Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting. The inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining a quorum to conduct business at the meeting but as unvoted for purposes of approving any matter submitted to the shareholders. A quorum is present if a majority of the shares entitled to vote are represented in person or by proxy at the meeting.
      The Company encourages shareholders who hold shares through a brokerage account to provide voting instructions to their broker to ensure that their shares will be voted at the meeting. On certain “routine” matters, such as the election of directors and the ratification of the appointment of auditors, the broker has authority under New York Stock Exchange (“NYSE”) rules to vote its customer’s shares, if the customer does not provide instructions. When a broker votes on a routine matter without receiving instructions, these shares are counted both for establishing a quorum and in determining the number of shares voted on the routine matter. On “non-routine” matters, if the broker has not received voting instructions, it cannot vote the shares on that proposal, which is considered a “broker non-vote.” Broker non-votes will be counted for quorum purposes but not for determining the number of shares voted on the non-routine matter. The sole non-routine matter being submitted to a vote at the meeting is the approval of the 2006 Stock Incentive Plan.
ELECTION OF DIRECTORS
      Under the Bylaws, Directors are divided into three classes with each class serving a three-year term and one class elected at each annual meeting. The terms of four Directors — William S. Antle III, Robert J. Clanin, John D. Johns and Eileen M. Rudden — expire at the 2006 annual meeting, and all four Directors have been renominated to serve three-year terms expiring in 2009. The remaining Directors will continue to serve until their terms expire as indicated in this proxy statement. The affirmative vote of a plurality of votes cast is required to elect Directors.

      The Board has no reason to believe that any nominee will be unavailable to serve as a Director. However, if at the time of the meeting, any nominee should be unable or decline to serve, the persons named in the proxy card will vote for a substitute nominee, vote to allow the vacancy created thereby to remain open until filled by the Board, or vote to reduce the number of Directors for the ensuing year, as the Board recommends.
NOMINEES FOR ELECTION FOR A THREE-YEAR TERM

Director of
				Current	Harland
Name	Age		Principal Occupation	Term Expires	Since

William S. Antle III	61	•	President, Hadleigh Investments LLC (personal investment company) since 2004	2006	2000
		•	Non-Management Chairman, Linc.net, Inc. (e- network infrastructure services) from 2001 to 2004
		•	Former Chairman, President and Chief Executive Officer, Oak Industries Inc. (engineered products for the telecommunications industry) from 1989 to 2000
		•	Director, Checkpoint Systems, Inc. and ESCO Technologies Inc.
Robert J. Clanin	62	•	Retired Senior Vice President, Treasurer and Chief Financial Officer, United Parcel Service, Inc. (package delivery and global provider of specialized transportation and logistics services), in which capacities he served from 1994 to 2001	2006	2003
		•	Director, Caraustar Industries, Inc., Clockwork Home Services, Inc. and Serologicals Corporation
John D. Johns	54	•	Chairman (since 2003), President (since 1996) and Chief Executive Officer (since 2002), Protective Life Corporation (insurance and investment products)	2006	2000
		•	Director, Alabama National BanCorporation, Alabama Power Company and Genuine Parts Company
Eileen M. Rudden	55	•	Vice President and General Manager, Avaya Inc. (communications systems, software and services) since 2003	2006	1999
		•	Entrepreneur in Residence, Axxon Capital (venture capital) from 2002 to 2003
		•	President and Chief Executive Officer, FairMarket, Inc. (e-commerce selling solutions) from 2000 to 2001
		•	Senior Vice President, Lotus Development Corporation (software development) from 1986 to 2000

DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE 2006 ANNUAL MEETING

					Director of
				Current	Harland
Name	Age		Principal Occupation	Term Expires	Since

Richard K. Lochridge	62	•	President, Lochridge & Company, Inc. (management consulting) since 1986	2008	1999
		•	Director, Dover Corporation, Lowe’s Companies, Inc. and PETsMART, Inc.
John J. McMahon, Jr.	63	•	Chairman, Ligon Industries, LLC (leveraged buyouts) since 1999	2007	1988
		•	Director, Alabama National BanCorporation, ProAssurance Corporation and Protective Life Corporation
G. Harold Northrop	70	•	Vice Chairman of the Board (since 1992) and retired President and Chief Executive Officer (1972-1992), Callaway Gardens (horticultural, environmental and recreational facility)	2008	1984
		•	Chairman of the Board, American Business Products, Inc. (specialty packaging and printed office products) from 1999 to 2000
		•	Director, SunTrust Bank, West Georgia NA
Larry L. Prince	67	•	Chairman of the Executive Committee (since 2005), retired Chairman (2004-2005) and Chairman and Chief Executive Officer (1991 to 2004), Genuine Parts Company (distributor of automobile replacement parts)	2007	1990
		•	Director, Crawford & Company, Equifax, Inc., Genuine Parts Company and SunTrust Banks, Inc.
Jesse J. Spikes	55	•	Partner, McKenna, Long & Aldridge LLP (full service law firm) since 1989	2007	2001
Timothy C. Tuff	58	•	President and Chief Executive Officer of the Company since 1998; Chairman since 2000	2008	1998
		•	President and Chief Executive Officer, Boral Industries, Inc. (building and construction materials) from 1993 to 1998
		•	Director, Printpack, Inc.
Committees of the Board of Directors
      Audit Committee. The Audit Committee, established in accordance with Section 3(a)(58) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is composed of Mr. Clanin (Chair),

Mr. McMahon, Ms. Rudden and Mr. Spikes. The Committee held eight meetings in 2005. Its primary function is to help the Board fulfill its oversight responsibilities with respect to:

•	accounting and financial reporting processes and system of internal controls of the Company;
•	audits and integrity of the Company’s financial statements;
•	qualifications and independence of the independent accountants;
•	performance of the Company’s internal audit function and independent accountants; and
•	compliance by the Company with legal and regulatory requirements.
      The Audit Committee’s primary duties and responsibilities are to:

•	serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system;
•	appraise the audit efforts of the Company’s independent accountants and internal auditors; and
•	provide an open avenue of communication among the independent accountants, financial and senior management, internal auditors and the Board.
      Among other things, the Audit Committee has specific authority to:

•	appoint, compensate and oversee the work of the independent accountants, who report directly to the Committee;

•	pre-approve all audit and non-audit services performed by the independent accountants;

•	establish procedures for the handling of all complaints (internal or external) regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submissions by employees regarding questionable accounting or auditing matters; and

•	retain its own special legal, accounting or other advisors.
      Pursuant to the Audit Committee Charter, which is posted on the Company’s website at www.harland.net, each member of the Committee shall be independent, as discussed below, and financially literate (or shall become financially literate within a reasonable amount of time after appointment to the Committee). In addition, at least one member of the Committee shall be an “Audit Committee Financial Expert,” as defined by the Securities and Exchange Commission (“SEC”). Based on these standards, the Board has affirmatively determined that each member of the Committee currently meets each of the independence requirements and that Mr. Clanin qualifies as an Audit Committee Financial Expert.
      Executive Committee. The Executive Committee is composed of Messrs. Prince (Chair), Johns and Tuff. Its principal function is to carry out the functions of the full Board between meetings of the Board. The Committee held two meetings in 2005.
      Governance Committee. The Governance Committee (which also functions as the Company’s Nominating Committee) is composed of Messrs. Northrop (Chair), Antle, Lochridge and Spikes. Each member of the Committee is independent under applicable rules of the SEC, the NYSE listing standards and the Internal Revenue Code of 1986, as amended (the “Code”). The Committee has adopted a Charter which is posted on the Company’s website at www.harland.net. The Committee held 16 meetings in 2005. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to:

•	compensation for the Company’s Directors, Chief Executive Officer and other senior officers;
•	identification of individuals qualified to become Board members and recommendation of director nominees prior to each annual meeting;

•	recommendation of nominees for Board committees;
•	recommendation of candidates for executive officers;
•	updating and making recommendations of Corporate Governance Principles and Practices to the Board;
•	direction of the annual performance review of the Board and its committees;
•	administration of management incentive compensation and stock incentive plans; and
•	consideration of qualified Board nominees submitted by shareholders.

      The Governance Committee has not adopted a specific policy regarding the consideration of shareholder nominees for Director, but its general policy is to welcome future nominees recommended by shareholders. The Company’s Bylaws set forth the process for shareholders to nominate individuals for election to the Board of Directors. See “Shareholder Proposals and Director Nominations” in this proxy statement. The Committee does not intend to alter the manner in which it evaluates a nominee based on whether or not the nominee was recommended by a shareholder.
      The Governance Committee has the sole authority to retain, at the Company’s expense, and terminate any compensation consultant. During 2005 the Committee retained a consultant to assist it in the negotiation of a new employment agreement with the Company’s CEO. See “Chief Executive Officer Compensation” under “Governance Committee Report on Executive Compensation” below.
      One responsibility of the Governance Committee is the determination of desired Board skills and attributes. Under the Governance Committee Charter, these Board skills and attributes include the highest personal and professional integrity, demonstration of exceptional ability and judgment and effectiveness in conjunction with other members of the Board. The Committee will look for candidates who will serve the long-term interests of the Company’s shareholders and who offer expertise in specific areas deemed important by the Board. Furthermore, the Corporate Governance Principles and Practices adopted by the Board provide that Director candidates should show evidence of leadership in their particular field, have broad experience and the ability to exercise sound business judgment, possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders.
      The Board conducts an annual performance review of its effectiveness, which is coordinated by the Governance Committee. In addition to evaluating the Board’s self-assessment, the Committee separately reviews the performance of Directors standing for reelection, and makes recommendations to the Board with respect to their renomination. The Committee also reviews the composition of the Board and makes recommendations as to the appropriate size of the Board, in light of the Company’s size and complexity.
      Director nominees must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. The Board has established a retirement policy for Directors under which no Director will seek reelection after reaching age 70. The Committee periodically reviews the retirement policy to ensure that it remains appropriate in light of the Company’s needs.
      Meetings of Non-Employee Directors. In accordance with the Corporate Governance Principles and Practices, it is Board policy for non-employee Directors to meet in executive session in connection with each Board meeting. Mr. Prince, as Lead Director, presides at these executive sessions and also acts as a conduit to bring ideas, feedback from the Board and direction to the Chief Executive Officer.
      Board and Committee Attendance. The Board met seven times during 2005. Each Director attended at least 75% of the aggregate number of meetings of the Board and all committees on which he or she served during the year, and the average attendance at Board and committee meetings was 94%. The Company has not adopted a formal policy regarding Board member attendance at annual meetings; however, the Company encourages all Board members to attend these meetings. All ten directors were in attendance at the 2005 Annual Meeting of Shareholders.
      Availability of Reports. The Company’s Corporate Governance Principles and Practices, Audit Committee Charter, Governance Committee Charter and Code of Business Conduct and Ethics are available on its website and in print to any shareholder upon request. Requests should be directed to Investor Relations, John H. Harland Company, P.O. Box 105250, Atlanta, Georgia 30348 or by telephone to (770) 593-5128.
Independence of the Board
      Under NYSE rules a majority of the members of the Board must be “independent.” The Board has adopted the following general independence standards to assist it in making a determination regarding the independence of directors:

1. A director will not be independent if, within the preceding three years: (i) the director is or was employed by the Company; (ii) an immediate family member is or was an executive officer of the Company; or (iii) the director or an immediate family member received more than $100,000 in direct compensation from the Company in any twelve-month period, other than director and committee fees and any form of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

2. If (i) a director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or an immediate family member was in the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time, then the director will not be independent until three years after the end of the affiliation of the employment or auditing relationship of the director or the immediate family member. If a director or an immediate family member was employed as an executive officer of a company that includes or within the last three years has included any present Company executive on its compensation committee, then the director will not be independent until three years after the end of such service or the employment relationship.

3. The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) the director is employed by, or an immediate family member is an executive officer of, a company that makes payments to, or receives payments from, the Company for property or services in an amount which, for each of the last three fiscal years, is less than the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues; or (ii) the director serves as an officer, director or trustee of a charitable organization and the Company’s annual contributions to that organization are less than $100,000. The Board will annually review the commercial and charitable relationships of directors relating to the Company. Whether directors meet these independence standards will be reviewed and made public annually prior to their standing for reelection to the Board.

4. For relationships not covered by, or outside of, the guidelines in paragraphs 1, 2 and 3 above, the determination of whether the relationship is material shall be made by the directors who satisfy the independence guidelines set forth in such paragraphs, other than the director in question.

      Based on these standards, the Board has affirmatively determined that, other than Mr. Tuff, no member of the Board has a material relationship with the Company, and therefore each of them qualifies as an independent director.
STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
AND CERTAIN OTHER PERSONS
      The following table sets forth the beneficial ownership of the Company’s Common Stock by each Director, each named executive officer and all Directors and executive officers as a group, all as of January 31, 2006, and by 5% shareholders as of the dates indicated in the footnotes. The percentage of Common Stock beneficially owned is based on 27,199,102 outstanding shares of Common Stock at January 31, 2006. The address for the Directors and executive officers is: c/o John H. Harland Company, 2939 Miller Road, Decatur, Georgia 30035.

	Shares of Common Stock
	Beneficially Owned

Name	Number		Percent

Directors and Executive Officers:
William S. Antle III	29,204	(1)	*
Arlene S. Bates	67,539	(2)	*
Charles B. Carden	142,944	(2)	*
Robert J. Clanin	8,086	(3)	*
Jeffrey D. Heggedahl	29,150	(2)	*
John D. Johns	17,982	(3)	*
Richard K. Lochridge	16,658	(3)	*
John J. McMahon, Jr.	34,761	(4)	*
G. Harold Northrop	36,627	(5)	*
Larry L. Prince	31,317	(6)	*
Eileen M. Rudden	19,321	(7)	*
Jesse J. Spikes	15,882	(3)	*
Timothy C. Tuff	895,838	(2)	3.3
John C. Walters	82,252	(2)	*
All Directors and executive officers as a group (14 persons)	1,427,561	(2)	5.2
Five Percent Shareholders:
American Century Companies, Inc.	1,512,648	(8)	5.6
Barclays Global Investors, N.A.	3,624,392	(9)	13.3
RS Investment Management Co. LLC	1,655,270	(10)	6.1
Wachovia Corporation	1,479,155	(11)	5.4

*	Represents less than 1%

(1)	Includes 19,204 share equivalents credited under the Company’s 1996 and 2005 Compensation Plans for Non-Employee Directors (the “Deferral Plans”).
(2)	Includes 26,800, 50,800, 8,400, 800,000 and 46,800 shares which may be acquired on or before March 31, 2006 upon the exercise of stock options by Ms. Bates and Messrs. Carden, Heggedahl, Tuff and Walters, respectively, and 932,800 shares by all executive officers as a group.
(3)	Represents share equivalents under the Deferral Plans.

(4)	Includes 7,200 shares held in a family limited partnership, 1,475 shares held in a family foundation and 26,086 share equivalents under the Deferral Plans.
(5)	Includes 29,427 share equivalents under the Deferral Plans.
(6)	Includes 30,117 share equivalents under the Deferral Plans.
(7)	Includes 13,313 share equivalents under the Deferral Plans.
(8)	According to a Schedule 13G dated February 14, 2006 filed with the SEC by American Century Companies, Inc. (“ACC”) and American Century Investment Management, Inc. (“ACIM”), 4500 Main Street, Kansas City, Missouri 64111, ACC and ACIM each has sole voting power covering 1,364,632 shares and sole dispositive power covering 1,512,648 shares and beneficially owns all such shares.
(9)	According to a Schedule 13G dated January 31, 2006 filed with the SEC by Barclays Global Investors, N.A. (“Barclays Investors”) and Barclays Global Fund Advisors (“Barclays Advisors”), 45 Fremont Street, San Francisco, California 94105, and various affiliated companies, Barclays Investors has sole voting power covering 2,398,949 shares and sole dispositive power and beneficial ownership covering 2,678,677 shares, and Barclays Advisors has sole voting and dispositive power and beneficial ownership covering 656,295 shares. In addition, according to a Schedule 13G dated January 10, 2006 filed with the SEC by Barclays Bank PLC on behalf of itself and various affiliated companies, Barclays Bank has sole voting and dispositive power covering 289,420 shares.

(10)	According to a Schedule 13G dated February 10, 2006 filed with the SEC by RS Investment Management Co. LLC (“RS LLC”), RS Investment Management, L.P. (“RS LP”), George R. Hecht and RS Partners Fund (“RS Fund”), 388 Market Street, San Francisco California 94111, each of RS LLC, RS LP and Mr. Hecht has shared voting and dispositive power over and beneficially owns 1,655,270 shares and RS Fund has shared voting and dispositive power over and beneficially owns 1,334,530 shares.
(11)	According to a Schedule 13G dated December 9, 2005 filed with the SEC by Wachovia Corporation, One Wachovia Center, Charlotte, North Carolina 28288, such corporation has sole voting power covering 1,479,155 shares and sole dispositive power covering 1,073,403 shares and beneficially owns all such shares.

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires the Company’s executive officers, Directors and 10% shareholders to file reports with the SEC covering their beneficial ownership of the Company’s Common Stock and furnish copies thereof to the Company. Based solely upon a review of such reports received by it and written representations of such persons, the Company believes that, with the exception of a Form 4 Report covering the sale of 6,000 shares of Common Stock filed by the Company on behalf of Ms. Bates 14 business days late, all applicable filing requirements were timely met during 2005.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary of Cash and Certain Other Compensation
      The following table presents summary information regarding compensation paid during 2005, 2004 and 2003 to the Company’s Chief Executive Officer and the named executive officers.
SUMMARY COMPENSATION TABLE

						Long Term Compensation

						Awards		Payouts

		Annual Compensation($)				Restricted	Securities		All Other
Name and Principal						Stock	Underlying	LTIP	Compensation
Position	Year	Salary	Bonus	Other		Awards($)(1)	Options/SARs(#)	Payouts($)(2)	($)(3)

Timothy C. Tuff	2005	750,000	1,200,000	—		651,495	500,000	—	520,289
Chairman, President	2004	650,000	573,040	—		—	—	898,000	108,611
and Chief Executive	2003	650,000	456,040	—		—	—	675,750	98,219
Officer
Arlene S. Bates	2005	254,692	185,250	—		232,860	—	75,200	24,589
Senior Vice President —	2004	237,384	120,960	—		237,375	—	126,350	16,383
Human Resources	2003	224,923	97,440	—		41,760	12,000	—	13,250
Charles B. Carden	2005	384,885	334,091	—		232,860	—	191,760	39,166
Senior Vice President	2004	365,831	222,960	—		633,000	—	162,450	40,031
and Chief Financial	2003	355,876	211,934	—		62,640	16,000	—	25,324
Officer
John T. Heald, Jr.	2005	430,145	393,030	—		—	—	1,316,000	38,226
President — Harland	2004	408,861	261,686	—		633,000	—	—	26,202
Printed Products(4)	2003	400,000	158,400	220,480	(5)	—	—	—	18,644
Jeffrey D. Heggedahl	2005	307,204	293,760	—		523,935	—	212,569	30,448
President — Harland	2004	276,842	191,646	—		112,990	—	126,350	13,159
Printed Products(6)	2003	266,028	60,761	—		—	—	—	14,211
John C. Walters	2005	316,036	239,475	—		232,860	—	126,815	33,774
Senior Vice President,	2004	304,657	146,132	—		237,375	—	126,350	31,613
Secretary and	2003	292,766	147,085	—		41,760	12,000	—	21,357
General Counsel

(1)	Represents the market value of the Company’s Common Stock covered by these awards on the date of grant. The award to Mr. Tuff is performance-based, and will vest based on the cumulative earnings per share of the Company for calendar years 2005 through 2007. The award is subject to threshold and maximum performance limitations. If the threshold is met, 3,800 shares will vest. If actual performance exceeds the threshold (but is less than maximum performance), the number of shares vesting will be determined on a directly proportional basis using straight-line interpolation. If the threshold is not achieved, the entire award will be forfeited and cancelled. However, the award will vest 100% upon (a) the occurrence of a change in control of the Company, (b) the Company’s termination of Mr. Tuff’s employment without cause, (c) his termination of employment for good reason, or (d) termination of employment by reason of his death or disability on or before December 31, 2009.
The outstanding restricted stock awards for Ms. Bates, Mr. Carden and Mr. Heald and the 2005 award to Mr. Heggedahl vest at the rate of 33 1/3 % per year after three years from date of grant. The 2004 award to Mr. Heggedahl and the grants to Mr. Walters vest 20% per year after one year from date of grant. All restricted stock grants vest in the event of a change in control of the Company.

At December 31, 2005 the number and value of the restricted stock holdings were as follows: Mr. Tuff — 16,900 shares, $635,440; Ms. Bates — 13,500 shares, $507,600; Mr. Carden — 26,000 shares, $977,600; Mr. Heald — 20,000 shares, $752,000; Mr. Heggedahl — 16,356 shares, $614,986; and Mr. Walters — 12,000 shares, $451,200. Cash dividends are paid on all restricted stock with the exception of the shares held by Mr. Tuff, who will be entitled to receive an amount equivalent to the cumulative dividends on the shares which ultimately vest as described above. At February 28, 2006 a total of 625,116 shares were covered by outstanding restricted stock grants to all employees, of which cash dividends are not payable on 32,600 shares.
(2)	Represents the value of restricted stock which vested during such year, based on the market value of such shares on the date of vesting.
(3)	Included in this category for 2005 are amounts for Mr. Tuff, Ms. Bates and Messrs. Carden, Heald, Heggedahl and Walters, respectively, covering (a) life, medical and disability insurance premiums — $16,914, $5,164, $10,253, $8,954, $8,895 and $11,563; and (b) matching contributions to the Company’s 401(k) Plan, Deferred Compensation Plan and a 401(k) Performance Contribution — $54,521, $16,625, $25,913, $29,272, $21,553 and $19,611. Also includes $447,754 accrued pursuant to Mr. Tuff’s 2002 and 2005 supplemental retirement agreements and reimbursement for tax preparation fees for Mr. Tuff, Ms. Bates and Messrs. Carden and Walters, respectively — $1,100, $2,800, $3,000 and $2,600.
(4)	Mr. Heald served in such capacity until June 2005 and retired from the Company in February 2006.
(5)	Represents reimbursement of moving expenses.
(6)	Mr. Heggedahl was named President of Printed Products in June 2005.

OPTION GRANTS IN LAST FISCAL YEAR
      The following table provides details regarding a stock option granted to Mr. Tuff during 2005, which represents the only option granted to executive officers during such year.

	Individual Grants

	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise		Grant Date
	Options	Employees in	Price	Expiration	Present Value
Name	Granted(#)	Fiscal Year	($/Sh)	Date	$(1)

Timothy C. Tuff	500,000	97.1	37.59	4/21/15	5,410,834

(1)	Calculated using the Black-Scholes option pricing model, a formula widely used for valuing stock options. The actual value will depend on the excess of the market price over the exercise price on the date of exercise. There is no assurance that the value realized will approximate the value estimated by the Black-Scholes model. The following assumptions were used to calculate the value for the grant: expected price volatility of 31.8%; weighted average risk-free rate of return of 4.0%; estimated future dividend yield of 1.9%; and option holding period of 4.95 years. No adjustment was made for non-transferability or risk of forfeiture.
      The option granted to Mr. Tuff vests at the rate of 20% per year commencing December 1, 2005 and has a term of 10 years. The option will fully vest upon the first to occur of the following: (i) December 1, 2009, provided he is employed by the Company through such date; (ii) a change in control on or before December 1, 2009; (iii) termination without cause; (iv) termination by Mr. Tuff for good reason; or (v) termination by reason of death or disability. If Mr. Tuff terminates employment for any reason other than as described above on or before December 1, 2009, the non-vested portion of his option will be forfeited.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR
END OPTION VALUES
      The following table sets forth information regarding options exercised by the named executive officers during 2005 and unexercised options as of December 31, 2005. The table also illustrates the value of in-the-money options based on the spread between the exercise price and the closing price of the Company’s Common Stock on such date.

	Shares		Number of Securities		Value of Unexercised
	Acquired		Underlying Unexercised		In-the-Money Options at
	On	Value	Options at Fiscal Year End(#)		Fiscal Year End($)
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Timothy C. Tuff	200,000	4,868,715	800,000	400,000	8,152,250	4,000
Arlene S. Bates	6,000	135,028	22,000	12,000	412,450	193,680
Charles B. Carden	—	—	44,400	21,600	786,132	316,928
John T. Heald, Jr.	60,000	930,552	30,000	60,000	483,000	966,000
Jeffrey D. Heggedahl	11,400	205,393	4,000	14,800	64,600	247,946
John C. Walters	—	—	42,000	12,000	869,450	193,680
      Options are generally exercisable at the rate of 20% per year beginning one year from the grant date and expire on the earlier of 10 years from grant date or three months after termination of employment. All options vest in the event of a change in control of the Company.
Deferred Compensation Arrangements
      Except for Mr. Tuff, no executive officer has any retirement benefit other than benefits under the Company’s 401(k) Plan, which are generally available to all eligible employees, and the Deferred Compensation Plan, an unfunded plan which supplements the 401(k) Plan.
      In 2002 Mr. Tuff entered into a supplemental retirement agreement under which he is entitled to receive an annual retirement benefit of $186,288 at age 65 for a period of ten years. If his employment terminates for any reason other than death prior to age 65, such benefit will be payable commencing at age 65. Mr. Tuff may elect to receive this benefit prior to age 65, but at a reduced amount ($89,120 if the election is made at age 59, increasing annually). Alternatively, Mr. Tuff may elect to receive this benefit in a lump sum payment of $1,400,000 at age 65. If he elects to receive a lump sum payment prior to age 65, it will be at a reduced amount ($699,760 if the election is made at age 59, increasing annually). If he dies prior to receipt of all scheduled payments, his beneficiary will receive the same lump sum payment that he would have received if he had elected a lump sum payment at the time his payments began or upon death, if earlier, reduced by any payments made prior to his death. The Company also provides supplemental life insurance coverage for Mr. Tuff in the amount of $750,000.

      In 2005, in connection with the 2005 Employment Agreement discussed under “Chief Executive Officer Compensation” below (the “2005 Employment Agreement”), Mr. Tuff entered into an additional supplemental retirement agreement to govern compensation deferred subsequent to December 31, 2004. Under this agreement, Mr. Tuff will be eligible to receive the amounts set forth below.

		Reason for Termination

	A	B	C	D

			Termination for
			Death, Disability,
	Resignation for any		by the Company
	Reason other than		Without Cause, by
	as described in	Retirement for	Mr. Tuff for Good
Date of Termination	Columns	Non-Business	Reason or after a	Termination by the
December 31	B, C or D	Reasons	Change in Control	Company for Cause

2005	$0	$166,491	$832,457	$0
2006	0	424,943	1,062,357	0
2007	460,069	828,953	1,381,588	0
2008	1,146,459	1,375,889	1,719,861	0
2009	2,121,532	2,121,532	2,121,532	0
      If Mr. Tuff terminates employment on a date other than December 31, his benefit will be determined using straight-line interpolation between the benefit on the immediately preceding and following December 31. He will not be entitled to any benefit if he is terminated by the Company for cause (as defined) or he terminates his employment before December 31, 2007 for any reason other than death, disability, termination by the Company without cause, termination by him for good reason (as defined), retirement for non-business reasons (as defined) or a change in control.
Noncompete and Termination Agreements
      Agreement with the Chief Executive Officer. In connection with the 2005 Employment Agreement Mr. Tuff has agreed not to compete with the Company in its printed products, software and information management products and services businesses for two years following termination of employment. If, within one year after a change in control of the Company (but before December 31, 2009), he resigns for any reason or the Company terminates his employment without cause, the Company will pay him a lump sum equal to the lesser of 2.99 times his highest compensation in any year preceding the date of termination or the maximum payment which will not trigger federal excise tax liability. Mr. Tuff will not be entitled to such payment if he resigns or the Company terminates his employment without cause after December 31, 2009. Also, after a change in control, if he resigns for good reason, he will be entitled to such payment under certain circumstances. In addition, if the Company terminates his employment without cause before December 31, 2009 or he resigns for good reason on or before such date, then, absent a change in control within one year prior to such termination, he will receive two times his base salary plus a pro rata portion of any bonus which otherwise would have been earned for the year of termination.
      Agreements with Other Officers. The Company has entered into agreements with its executive officers under which they have agreed not to compete with the Company for a two-year period following termination of employment. However, if employment is terminated after a change in control of the Company, or (in the case of Ms. Bates and Messrs. Carden and Walters) if the officer resigns within one year thereafter, the agreement not to compete will not apply and the officer will receive a lump sum equal to the lesser of three times her or his average annual compensation for the five calendar year period preceding termination or the maximum payment which will not trigger federal excise tax liability. Mr. Heggedahl’s agreement provides that if he is terminated within two years after a change in control of the Company or the Printed Products Division, he will receive a lump sum equal to three times his base salary. In the event of a termination of employment without good cause in the absence of a change in control, the officer will receive a lump sum equal to her or his annual base salary.
DIRECTOR COMPENSATION
      The Company’s 2005 Compensation Plan for Non-Employee Directors provides that each non-employee Director receives an annual retainer in Common Stock, as fixed by the Board. The current retainer is 2,500 shares. Payment of the retainer in Common Stock serves to more closely align the interests of the Directors with shareholders. In addition, in 2005 each non-employee Director received an annual cash retainer of $20,000, the chairs of the Audit Committee and the Governance Committee received an additional cash retainer of $10,000 and $8,000, respectively, and the Lead Director received an additional retainer of $20,000. All such retainers are paid or deferred quarterly in arrears. Directors also received a $1,000 fee for each Board or committee meeting attended. The meeting fee has been increased to $1,500 for 2006, while all other components of Director compensation remain the same. The Company does not provide any perquisites or other personal benefits to any of its Directors.
      Employee Directors receive no compensation for Board services. The Board has adopted a Director stock ownership program pursuant to which non-employee Directors are expected to acquire ownership of Common Stock equal to five times the annual stock retainer over a period of five years.
      Directors may elect to defer the cash or stock retainers as well as meeting fees. Deferred amounts are credited to the Director’s deferred compensation account, in cash or stock equivalents. Stock equivalents are credited with dividends and cash deferrals are credited with interest at the prime rate in effect from time to time. Deferred amounts will be distributed in Common Stock or cash at such future dates as specified by the Director, subject to acceleration in the event of a change in control. Currently, nine Directors defer certain retainers or meeting fees.
      The following reports of the Governance Committee and the Audit Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.
GOVERNANCE COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Governance Committee, comprised solely of four independent directors, oversees the Company’s executive compensation program and the use of Common Stock for compensation purposes under the Company’s stock incentive plans. This report summarizes the Committee’s compensation philosophy, strategy and actions for the Chief Executive Officer and all other executive officers.

Compensation Philosophy and Strategy
      The Committee’s compensation philosophy is to implement programs that are designed to:

•	attract and retain highly qualified key executives;
•	provide competitive base salaries and long-term compensation;
•	motivate executives to achieve strategic operating and personal objectives by rewarding performance that supports achievement of business plan goals; and
•	encourage employee Common Stock ownership to closely align employee and shareholder interests.
      The Company’s compensation programs are designed to balance short and long-term financial objectives, build shareholder value and provide rewards for individual, team and corporate performance. The Company believes that it is important to encourage the ownership of the Company’s Common Stock throughout the Company, with an overall intent to encourage employees to act like an owner of the business. To that end, the Company maintains a program to grant stock incentives to a broad group of key employees and managers. The Company also maintains a stock purchase plan which enables all employees to purchase Company stock at a discount through payroll deductions.
      In addition, in 2005 the Company adopted stock ownership guidelines for its executive officers and business unit Presidents. Under this program, such executives are expected to own shares of Common Stock having a value equal to three times their annual salary within five years. Officers who fail to achieve this level of equity ownership will not be eligible for long-term incentive grants until such level has been achieved. The Chief Executive Officer is expected to similarly own shares having a value equal to five times his annual salary.
      The components of the Company’s executive compensation program are (i) cash compensation, consisting of base salary and annual incentive bonuses based on the achievement of Company, business unit and personal performance objectives, and (ii) long-term stock incentives. In determining base salary, the Committee considers each individual’s responsibilities and performance, taking into account market-competitive pay levels. The Company benchmarks total direct compensation (salary, annual cash bonus and equity awards) against the peer group of companies discussed below. The objective of the Committee is that over time salary levels for senior management will be migrated from the 75th percentile to the 50th percentile (compared to the peer group), with an emphasis on pay for performance in variable compensation for higher performance. For both annual incentives and long-term stock incentives, the Committee intends to provide competitive compensation for target levels of performance; more than competitive compensation for performance above target; and less than competitive compensation in the event an individual does not meet performance goals.
      With the assistance of an independent consultant retained by the Company, the Committee periodically assesses the competitiveness of the base salaries, annual incentive opportunities and stock incentive grants with respect to a peer group of comparably sized firms with whom the Company competes for customers and for executive talent, as well as comparably sized firms across a wide range of industries. Because the Committee tailors its competitive perspective to companies it believes are most relevant, the companies chosen for these external competitive analyses overlap with, but are not identical to, the companies represented in the indices employed in the Five Year Stock Performance Graph. The Committee also retains its own independent consultant to assess CEO compensation.
      The Committee is mindful of the need to remain flexible and to respond to specific business situations which arise from time to time. As a result, the Committee monitors its compensation philosophy and practices and makes changes as appropriate to better position the Company for the future.

      The Committee’s policy with respect to executive compensation takes into account any potential limitation on the deductibility of compensation in excess of $1,000,000 under Section 162(m) of the Code, but reserves the right to pay compensation which may not qualify for exemption from such limitation if it is in the best interests of the Company.
Cash Compensation
      Base Salary. The Committee annually reviews the base salary of each executive officer. The Committee believes that such base salaries are competitive and enhance the Company’s ability to attract and retain talented executives. Changes in base salary for executive officers reflect the Committee’s assessment of competitive norms, changes in roles and responsibilities and individual performance.
      Annual Incentive Bonus. Under the supervision of the Committee, the Company maintains a Senior Management Incentive Plan pursuant to which annual cash bonuses are payable to its officers and key employees. For several years, the Company has put a substantial portion of total executive compensation at risk by tying executive compensation to the achievement of Company goals. Under the Plan, bonuses for 2005 (as in past years) were based on the achievement of the Company’s earnings per share goal, personal stretch objectives (reflecting expectations above and beyond the scope of normal performance goals), return on assets, revenue growth and specific financial objectives for business unit participants. With respect to each element of the Plan, performance expectations are communicated at the beginning of the year. Achievement of these levels of performance is designed to yield the payment of a target incentive award consistent with median competitive levels of incentive compensation. For performance above or below expectations, incentive awards can range from 0% to 150% of each individual’s target award (other than the CEO). Commencing in 2006, the Governance Committee anticipates that increased emphasis will be given to tying bonuses for business unit managers to business unit performance, with less emphasis on corporate results and personal stretch objectives. The Committee believes this close link between individual incentive opportunity and business unit performance appropriately motivates and rewards participants for their contributions to the Company’s success.
Long-Term Incentives
      The Committee grants stock incentives to key employees under the Company’s stock incentive plans on an annual basis. As part of the Committee’s review of the compensation program, it has determined that it is important to implement a regular review and allocation of stock grants to executives and other key employees, consistent with their performance and competitive guidelines. Prior to 2004, such grants consisted of a combination of stock options and time-vested restricted stock. In 2004 and 2005, the Committee changed this mix to include only restricted stock grants. Effective in 2006, and subject to shareholder approval, the Company expects to use a combination of stock options and cash-settled SARs under its proposed 2006 Stock Incentive Plan for annual grants, and expects to discontinue the use of restricted stock awards for executive officers (excluding the Chief Executive Officer).
      The Committee considers recommendations of the Chief Executive Officer, responsibility levels, compensation and the market price of the Company’s Common Stock in determining the size of incentive stock grants. The Committee believes that increased stock ownership among executives and key managers will serve to provide additional motivation on their part to contribute to the success of the Company.

Chief Executive Officer Compensation
      Mr. Tuff was initially employed by the Company as President and CEO in 1998 pursuant to a five-year agreement. In 2002 a new agreement extended his employment until February 2006. In order to secure his employment for a longer term, the Board, acting through the Committee with the assistance of an independent consultant retained by the Committee, entered into the 2005 Employment Agreement with Mr. Tuff in April 2005, effective January 1, 2005, extending his employment through December 31, 2009.
      Under the 2005 Employment Agreement, Mr. Tuff receives a base salary of $750,000, reviewable annually, as well as an annual bonus opportunity ranging from 80% to 160% of his base salary. In addition, the Company granted him an option to purchase 500,000 shares of Common Stock, as discussed under “Option Grants in Last Fiscal Year”. The Committee will review his overall compensation annually in view of competitive market conditions, the Company’s performance and his performance, and intends to provide additional long-term compensation opportunities annually with a value in the range of $400,000 to $600,000. Such compensation may be in the form of restricted stock, performance shares or cash, provided that such grants will defer payment of compensation or transfer of stock to Mr. Tuff no later than three years from the grant date, or if sooner, December 31, 2009. Such awards will fully vest upon (i) a change in control, (ii) termination by the Company without cause, (iii) termination by Mr. Tuff for good reason or (iv) termination by reason of death or disability.
      Mr. Tuff’s incentive bonus for 2005 was based on the Company’s operating performance, including achievement of earnings per share goals, revenue growth and return on assets, and the attainment of his personal stretch objectives, including a new product launch, acquisitions which enhanced shareholder value, improvement in employee satisfaction and a related employee orientation program, and improvement in Printed Products SG&A expense, all consistent with the terms of the Senior Management Incentive Plan.
      Mr. Tuff meets annually with the Chairman of the Committee and the Lead Director to discuss their assessment of his performance. The entire Board also reviews his performance on an annual basis. Mr. Tuff reviews with the Committee his assessment of the performance of each of the senior officers of the Company, and meets with each such officer to discuss performance and to set performance objectives for the next year.
Value of Total Compensation for 2005
      The following table presents a summary of the value of the total compensation paid or granted to the named executive officers during 2005.

				Potential Value of 2005
				Long Term Compensation
				Awards(2)

				Restricted
	Cash Compensation ($)			Stock	Stock	Value of Total
				Awards	Option	Compensation
Name	Salary	Bonus	Other(1)	($)	Grants ($)	For 2005 ($)

Timothy C. Tuff	750,000	1,200,000	526,449	651,495	5,410,834	8,538,778
Arlene S. Bates	254,692	185,250	24,589	232,860	—	697,391
Charles B. Carden	384,885	334,091	39,166	232,860	—	991,002
John T. Heald, Jr.	430,145	393,030	38,226	—	—	861,401
Jeffrey D. Heggedahl	307,204	293,760	30,448	523,935	—	1,155,347
John C. Walters	316,036	239,475	40,466	232,860	—	828,837

(1)	Represents the total of the amounts shown in the “Other” and “All Other Compensation” columns of the Summary Compensation Table as well as reimbursement of certain club expenses for Mr. Tuff and Mr. Walters ($6,160 and $6,692, respectively), and includes the cost of tax preparation services for the benefit of Mr. Tuff, Ms. Bates and Messrs. Carden and Walters ($1,100, $2,800, $3,000 and $2,600, respectively). Other than the foregoing, the Company does not provide any perquisites or other personal benefits to any of its executive officers. SEC rules require disclosure of perquisites and other personal benefits for a named executive officer unless the aggregate amount of that type of compensation is the lesser of either $50,000 or 10% of the total annual salary and bonus reported for such officer. However, in an effort to promote transparency in disclosure, the Company has provided perquisite information despite the fact that those thresholds have not been met.

(2)	The restricted stock values are based on the closing price of the Company’s Common Stock on the date of grant, and the stock option value is based on the Black-Scholes model on the date of grant. See also “Option Grants in Last Fiscal Year”.
Conclusion
      The Committee believes that its executive compensation policies and programs effectively serve the interests of shareholders and the Company, and are appropriately balanced to attract, retain and motivate executives to contribute to the Company’s overall future success. As described above, a significant portion of executive officer compensation is at risk and tied to attaining corporate earnings, revenue and other operating targets, attaining personal performance objectives, and improving shareholder value. Based on its review of all elements of compensation, with the assistance of compensation consultants and through benchmarking, the Committee believes that the total mix of compensation provided to the Company’s executive officers, including its CEO, is appropriate.

GOVERNANCE COMMITTEE

G. Harold Northrop, Chair
William S. Antle III
Richard K. Lochridge
Jesse J. Spikes
Governance Committee Interlocks and Insider Participation
      During 2005:

•	No member of the Committee was an officer or employee of the Company or any subsidiary.
•	No member of the Committee entered into any transaction with the Company.
•	No executive officer of the Company served as a director of another entity where one of that entity’s executive officers served on the Committee.
•	No executive officer of the Company served on the compensation committee of another entity where one of that entity’s executive officers served as a director of the Company.

FIVE YEAR STOCK PERFORMANCE GRAPH
      The line graph below compares the cumulative, five-year shareholder return on the Company’s Common Stock (assuming the reinvestment of dividends) with the S&P 500 Index and the S&P 600 Commercial Printing Index.

	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04	Dec-05

John H. Harland Company	$100.00	$158.84	$160.94	$201.28	$270.01	$285.26
S&P 500	$100.00	$88.11	$68.64	$88.33	$97.94	$102.75
S&P 600 Commercial Printing	$100.00	$145.64	$148.53	$180.85	$237.83	$244.23
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee’s primary focus is:

•	the adequacy of the Company’s internal controls and financial reporting processes;
•	the integrity of its financial statements;
•	the performance of the Company’s independent accountants and internal auditors; and
•	the Company’s compliance with legal and regulatory requirements.
      The Committee meets with management periodically to discuss these matters and also regularly meets privately with both the independent and internal auditors, each of whom has unrestricted access to the Committee.
      Among other things, the Audit Committee is responsible for reviewing with the independent auditors the scope and results of their audit engagement. In connection with the 2005 audit, the Committee:

•	reviewed and discussed with management the Company’s audited financial statements to be included in the annual report on Form 10-K for the year ended December 31, 2005, which management has represented to have been prepared in accordance with generally accepted accounting principles;

•	discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61; and
•	received from Deloitte & Touche LLP the written disclosures and letter required by Independence Standards Board Standard No. 1 regarding their independence and discussed with Deloitte & Touche LLP their independence.

      Based on these reviews and discussions, the Committee has recommended to the Board that the audited financial statements be included in the Form 10-K.
      The Audit Committee has the responsibility to pre-approve all audit and non-audit services provided by the independent auditors. The Committee has also considered whether the non-audit services performed by Deloitte & Touche LLP in 2005 are compatible with maintaining the independence of such firm.
      In response to the Sarbanes-Oxley Act of 2002 and the NYSE rules, the Audit Committee has adopted a revised charter, a copy of which is posted on the Company’s website at www.harland.net. The Board has affirmatively determined that all members of the Committee are independent under the NYSE listing standards and rules and regulations promulgated under the Exchange Act. In addition, the Board has affirmatively determined that the Committee Chair qualifies as an Audit Committee Financial Expert and that all members of the Committee are financially literate, as required by the NYSE rules.
      Committee members are not professionally engaged in the practice of auditing or accounting and rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibilities of management and the independent auditors.

AUDIT COMMITTEE

Robert J. Clanin, Chair
John J. McMahon, Jr.
Eileen M. Rudden
Jesse J. Spikes
Fees Paid to Independent Auditors
      The fees billed by Deloitte & Touche LLP for the indicated services performed during 2004 and 2005 were as follows:

	2004	2005

Audit fees	$2,059,912	$2,110,896
Audit-related fees	193,821	—
Tax fees	49,840	18,000
All other fees	—	—
      The amounts shown for Tax fees in 2005 were for retired executive tax compliance services.

Audit Committee Pre-Approval Policy
      In 2004 the Board adopted an Audit Committee Pre-Approval Policy to address situations where it is desirable to utilize the independent audit firm for services in addition to the annual audit. The Policy sets forth guidelines and procedures to be followed by the Company when retaining the independent auditors to perform non-audit services, while also maintaining their independence. The Policy, which reflects the requirements of the SEC final rule on auditor independence, is posted on the Company’s website at www.harland.net.
      The Policy provides for the general pre-approval of specific types of services, gives detailed guidance as to the specific services that are eligible for general pre-approval and provides a cost limit for each such service through the next Audit Committee meeting. The Policy describes the Audit, Audit-Related, Tax and All Other services that the independent auditor may perform that have the pre-approval of the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Committee specifically provides for a different period. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Committee. In addition, permitted services that exceed the pre-approved limit will require specific pre-approval. All non-audit fees incurred in 2005 were pre-approved by the Committee.
      Authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chair of the Audit Committee. The Chair will update the Committee at its next regularly scheduled meeting regarding any pre-approved services. The Committee reviews the status of services and fees incurred year-to-date on a regular basis.
      Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Committee by both the independent auditor and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
      Upon the recommendation of the Audit Committee, the Board has reappointed Deloitte & Touche LLP as auditors of the Company for 2006, subject to ratification by shareholders at the annual meeting. Deloitte & Touche or its predecessors has audited the Company’s financial statements since 1947. Representatives of such firm will be present at the meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
      The Board recommends a vote “FOR” ratification of the appointment of auditors.
APPROVAL OF THE 2006 STOCK INCENTIVE PLAN
      Based on the recommendation of the Governance Committee, the Board has adopted and unanimously recommends that the shareholders approve the Company’s 2006 Stock Incentive Plan (the “2006 Plan”), covering the issuance of up to 3,000,000 shares of Common Stock.
      The Board recommends a vote “FOR” approval of the 2006 Plan.

Overview
      At February 28, 2006, an aggregate of 2,651,560 shares of Common Stock were issuable pursuant to outstanding options granted under the Company’s 2005 New Employee Stock Option Plan, 2002 Stock Option Plan, 2000 Stock Option Plan, 1999 Stock Option Plan and 1981 Incentive Stock Option Plan (which was terminated in 1999 except for options outstanding thereunder) (collectively, the “Prior Plans”), at a weighted average exercise price of $25.22 and an average life of 6.2 years. In addition, at such date 625,116 shares were covered by outstanding restricted stock grants, of which cash dividends are not payable on 32,600 shares. At February 28, 2006 a total of 201,237 shares of Common Stock were available for future grants under the Prior Plans. Of such amount, 85,000 shares were issuable under the 2005 New Employee Stock Option Plan, which provides only for the issuance of stock options at fair market value.
      The 2005 New Employee Stock Option Plan was adopted for the purpose of granting employment inducement awards for new hires, including persons who become employees in connection with a merger or acquisition, as contemplated by the NYSE rules and regulations, and therefore did not require shareholder approval. Any employee of the Company or its subsidiaries may be granted an award under the 2002 Stock Option Plan and the 1999 Stock Option Plan by the Governance Committee, which administers the Prior Plans. Certain officers (including executive officers) are excluded from eligibility under the 2000 Stock Option Plan. The Company believes that the number of shares of Common Stock available for grant under the Prior Plans is insufficient to meet the Company’s needs.
      Accordingly, the Board has determined that it is in the best interests of the Company and its shareholders to adopt the 2006 Plan. The 3,000,000 shares of Common Stock covered by the 2006 Plan, representing approximately 11.0% of the shares outstanding on the record date, provide additional shares for option and restricted stock grants to key employees of the Company or its subsidiaries. Also, the 2006 Plan provides for the grant of stock appreciation rights (“SARs”) and performance share units. A SAR is a right to be paid an amount measured by the appreciation in the fair market value of a share of Common Stock from the date of grant to the date of exercise of the right, with payment made in cash or Common Stock, as determined by the Governance Committee. A performance share unit is a unit with a value equal to the fair market value of one share of Common Stock that is payable in cash or Common Stock as determined by the Governance Committee. The Board believes that stock options, restricted stock, SARs and performance share units (individually, an “Award” and collectively, “Awards”) are important incentives to attract and retain key employees and enhance the link between shareholder value creation and executive compensation. The availability of shares of Common Stock for future grants under the 2006 Plan is important to the Company’s business prospects and operations.
      The 2006 Plan provides that Awards of stock-settled SARs, restricted stock or performance shares, which constitute so-called “full value” grants, will be counted against the 3,000,000 share maximum so that the maximum is reduced by 2.1 shares for each full value grant Award. As an example, if the Company issued 10,000 shares of restricted stock, the 2006 Plan maximum availability would be reduced by 21,000 shares.
      Regulations under Section 162(m) of the Code require shareholder approval of the 2006 Plan in order that compensation attributable to certain Awards granted thereunder to executive officers may be deductible to the Company. In addition, NYSE rules and regulations require shareholder approval of the 2006 Plan prior to listing the shares issuable pursuant thereto on the NYSE.
      Under Georgia law, approval of the 2006 Plan requires that the votes cast “FOR” the 2006 Plan at the annual meeting must exceed the votes cast “AGAINST” the 2006 Plan. In addition, Under NYSE rules the total votes cast “FOR” the 2006 Plan must exceed 50% of all outstanding shares of Common Stock. Proxies will be voted in accordance with the specifications marked thereon, and, if a proxy is returned but no specification is made, will be voted “FOR” approval of the 2006 Plan.
      The following discussion summarizes the material terms of the 2006 Plan. This discussion does not purport to be complete and is qualified in its entirety by reference to the 2006 Plan, a copy of which is attached as Exhibit A.
Administration and Shares
      The 2006 Plan is administered by a committee of the Board comprised of at least three members appointed by the Board (the “Governance Committee”). Each Governance Committee member must be a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code. No member of the Governance Committee may participate in the 2006 Plan. The Governance Committee is responsible for interpreting the 2006 Plan and taking such action in the administration and operation thereof as the Governance Committee deems appropriate under the circumstances.
      There will be 3,000,000 shares of Common Stock authorized for issuance under the 2006 Plan, and no more than 500,000 shares of Common Stock may be issued through incentive stock options (“ISOs”). Any shares of Common Stock subject to an Award that remain unissued after the cancellation, expiration or exchange of the Award, and any shares subject to an Award that are forfeited, will be available for use in future grants under the 2006 Plan. However, any shares of Common Stock issued under the 2006 Plan tendered to exercise an option or to satisfy a withholding obligation will not be available for use in future grants under the 2006 Plan.
Eligibility
      The Governance Committee may grant Awards under the 2006 Plan to any employee of the Company or any parent corporation or subsidiary corporation (each as defined in Section 424 of the Code). As of December 31, 2005, the Company and its subsidiaries had 5,353 employees.
Stock Options
      The Governance Committee may grant options under the 2006 Plan to such eligible employees as it determines; provided, however, that the aggregate fair market value of shares of Common Stock subject to an ISO, within the meaning of Section 422 of the Code, that first becomes exercisable in any calendar year may not exceed $100,000. In addition, no employee may be granted options (whether or not an ISO) to purchase more than 200,000 shares of Common Stock in any calendar year. The written Award agreement under which an option is granted will incorporate such terms and conditions of the grant (consistent with 2006 Plan terms) as the Governance Committee deems appropriate and will identify whether the option is intended to be an ISO.
      The exercise price of options granted under the 2006 Plan will be determined by the Governance Committee, but may not be less than the fair market value of the Common Stock on the date of option grant. The Governance Committee has the right to grant new options in exchange for the cancellation of old options; provided, however, that it may not amend an option to lower the option price or grant an option to an employee in exchange for the cancellation of any other option with a lower exercise price. The option price of an ISO granted to an employee who owns more than 10% of the total combined voting power of all classes of outstanding Common Stock of the Company or any subsidiary (a “10% shareholder”) will be no less than

110% of fair market value of the Common Stock on the grant date. An Award agreement may, at the discretion of the Governance Committee, provide for payment of the option price in cash, by check or Common Stock, or through a combination thereof. The option price also may be paid through a broker-facilitated cashless exercise procedure acceptable to the Governance Committee. Any shares of Common Stock issued under the 2006 Plan which are used by an employee to exercise an option shall not be available for use in future grants under the 2006 Plan.
      Options will be exercisable as set forth in the Award agreement, and will expire no later than ten years after the grant date (five years for any ISO held by a 10% shareholder). Options may be exercised for such period of time after termination of employment as the Governance Committee in its discretion deems appropriate and as reflected in the Award agreement.
Stock Appreciation Rights
      The Governance Committee may grant SARs to such eligible employees as it may determine, and may make a SAR grant in exchange for the cancellation of an outstanding SAR grant. No employee, however, may be granted SARs with respect to more than 50,000 shares of Common Stock in any calendar year. The Governance Committee will determine the time or times at which a SAR Award may be exercised in whole or in part, the method of exercise, form of consideration payable in settlement (cash or shares of Common Stock), method by which Common Stock will be delivered or deemed to be delivered to the employee, whether or not a SAR will be in tandem with any other Award, and any other terms and conditions of any SAR Award. Each SAR grant will be evidenced by a written Award agreement. SARs will be exercisable as set forth in the Award agreement, and will expire no later than ten years after the grant date. SARs may be exercised for such period of time after termination of employment as the Governance Committee in its discretion deems appropriate and as reflected in the Award agreement.
Restricted Stock
      The Governance Committee may award shares of Common Stock subject to such forfeiture conditions as it determines, which conditions may include performance goals as discussed below. No employee, however, may be granted more than 50,000 shares of restricted stock in any calendar year. The Governance Committee also may make restricted stock grants in exchange for the cancellation of outstanding restricted stock grants. Each grant of restricted stock will be evidenced by a written Award agreement describing the conditions under which the underlying Common Stock will be forfeited if not satisfied. Restricted stock may not be disposed of by the employee until satisfaction of the applicable conditions. Holders of restricted stock will have the right to vote the shares and, unless otherwise provided in an Award agreement, to receive cash dividends. The Company will not pay stock dividends on shares of restricted stock under the 2006 Plan. Any shares of Common Stock cancelled to satisfy a withholding obligation relating to the vesting of restricted stock shall not be available for use in future grants under the Plan.
Performance Share Units
      The Governance Committee may grant performance share units to such eligible employees as it determines, with such Awards subject to one or more objective employment, performance or other vesting condition that the Governance Committee deems appropriate. No employee may be granted performance share units with respect to more than 50,000 shares of Common Stock in any calendar year.

      A performance share unit grant will be evidenced by a written Award agreement setting forth the number of units granted to the employee, the conditions under which the units will vest and be paid out, the period for vesting, and such other terms and conditions as the Governance Committee deems appropriate. Except in connection with changes in the capitalization of the Company, or as otherwise provided in the Award agreement, there will be no adjustment to performance share units for dividends paid by the Company.
      Payment of vested performance share units will be made in a single sum of cash or Common Stock as provided in the Award agreement no later than 2 1/2 months after the calendar year in which the Award vests.
      The Company intends for any performance share unit grants to comply with, or be exempt from, Section 409A of the Code (and any successor provisions of the Code) so that compensation paid under such Awards will not be included in income under Section 409A of the Code.
Performance Goals
      The Governance Committee may make any Award subject to the satisfaction of one or more “performance goals.” established by the Governance Committee based on the following business criteria to be achieved during a performance period determined by the Committee:

•	Earnings per Share
•	Net Income
•	Operating Income
•	Earnings Growth
•	Revenue
•	Organic Growth
•	Return on Assets
•	Return on Equity
•	Return on Investment
•	Return on Capital Employed
•	Cash Flow
•	Operating Margins
•	Working Capital
•	Total Shareholder Return
      Performance goals may be based on (a) Company-wide performance, (b) performance of a subsidiary, division, region, department, function, plant, facility or other operational unit of the Company, (c) individual performance (if applicable), or (d) any combination of the foregoing. Performance goals may be set in any manner determined by the Governance Committee, including looking to achievement on an absolute basis or on a relative basis to prior periods or in relation to peer group, indexes or other external measure of the selected criteria. When the Governance Committee sets performance goals, it will establish the general objective rules to be used to determine the extent, if any, that such performance goals have been met. In establishing the objective rules, the Governance Committee may take into account any extraordinary or one-time or other non-recurring items of income or expense or gain or loss or any events, transactions or other circumstances that it deems relevant in light of the nature of the performance goals set for the employee or the assumptions made by it regarding such goals.

Nontransferability
      Awards are not transferable by an employee other than by will or the laws of descent and distribution, and Awards are exercisable during an employee’s lifetime only by the employee.
Adjustment of Shares
      The 2006 Plan allows the Governance Committee to adjust the shares of Common Stock available for the grant of Awards, the shares subject to outstanding options or restricted stock grants, and the shares reflected by SARs or performance share units, as well as the option price of outstanding options and the grant price of outstanding SARs, to reflect any changes in the capitalization of the Company. The Governance Committee as part of a corporate transaction also may adjust the shares of Common Stock available for the grant of Awards, the shares subject to outstanding options or restricted stock grants, and the shares reflected by SARs or performance share units, as well as the option price of outstanding options, the grant price of outstanding SARs, and forfeiture and vesting conditions of Awards. In addition, the Governance Committee may grant Awards to effect the assumption of, or the substitution for, awards previously granted by any other entity to the extent such a transaction calls for substitution or assumption of such awards.
Change in Control of the Company
      In the event of a Change in Control Event (as defined in the 2006 Plan) and if the agreement related thereto does not provide for the assumption or substitution of options and SARs, each option and SAR Award agreement, in the discretion and at the direction of the Governance Committee, may be cancelled unilaterally by the Company if (1) any restrictions on the exercise of the option or SAR are waived before the Award agreement is canceled such that the employee has the opportunity to exercise the option or SAR in full before such cancellation, (2) the Company transfers to the employee that number of shares of Common Stock determined by dividing (a) the aggregate fair market value of the shares covered by the option or SAR less the aggregate exercise price or grant price, as the case may be, for such shares by (b) the fair market value of a share of Common Stock, or (3) the Company transfers to the employee the same consideration that the employee otherwise would receive as a shareholder of the Company in connection with the Change in Control Event if the employee held the number of shares of Common Stock transferable to him or her under clause (2) above. In addition, in the event of a Change in Control Event, in the discretion and at the direction of the Governance Committee, (i) any and all outstanding forfeiture conditions on any restricted stock may be deemed satisfied in full, and (ii) a performance share unit Award may vest and be paid out at target.
Life of Plan
      The 2006 Plan automatically will terminate on the earlier of (1) the tenth anniversary of the date the 2006 Plan is approved by shareholders or (2) the date on which all of the Common Stock authorized for issuance under the 2006 Plan has been issued and the forfeiture conditions with respect to any outstanding restricted stock Awards have been satisfied, and no Award will be granted after such date. If the 2006 Plan terminates as a result of clause (1) above, the outstanding Awards will continue to be governed by the terms of the 2006 Plan until all outstanding Awards have been exercised in full or are no longer exercisable, forfeited or the conditions thereof satisfied.

Tax Bonus Payment
      The Governance Committee acting in its discretion may authorize and direct the payment of a cash bonus to an employee to pay his or her federal, state and local income and excise tax liability that the Governance Committee deems attributable to his or her interest in Awards under the 2006 Plan becoming nonforfeitable or vesting, and to such cash bonus. Any such bonus will be paid in no event later than 2 1/2 months after the calendar year in which the Award (or portion thereof) becomes nonforfeitable.
Amendment of Plan
      The 2006 Plan may be amended by the Board or Governance Committee to the extent the Board or Governance Committee deems necessary or appropriate, subject to shareholder approval if required under applicable law or stock exchange rules. The Board or Governance Committee also may suspend the granting of Awards or terminate the 2006 Plan at any time; provided, however, that neither the Board nor the Governance Committee will have the right unilaterally to modify, amend or cancel any Award granted before such suspension or termination unless (1) the employee consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company, change in capitalization, corporate transaction or Change in Control Event. Notwithstanding the foregoing, unless otherwise determined by the Board or Governance Committee upon amending the 2006 Plan, any outstanding Awards automatically will incorporate such amended 2006 Plan terms.
Federal Income Tax Consequences
      The following description of the federal income tax consequences of the 2006 Plan is only a general summary based on current federal income tax laws, regulations (including proposed regulations) and judicial and administrative interpretations thereof, all of which are frequently amended, and which may be retroactively applied to transactions described herein. Individual circumstances may vary these results. Furthermore, employees participating in the 2006 Plan may be subject to taxes other than federal income taxes, such as federal employment taxes, state and local income taxes and estate or inheritance taxes.
          Stock Options
      Each option granted under the 2006 Plan is either an ISO or an option that is not an ISO (a “Non-ISO”). The grant of an option will not result in any federal income tax to the employee or result in any federal income tax deduction for the Company. Upon the exercise of a Non-ISO, the employee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares over the option price. Such fair market value generally will be determined on the date the shares are issued pursuant to the exercise.
      Special rules apply if the option is exercised within six months of the date of grant. If the sale of the shares within that six-month period could subject the employee to liability under Section 16(b) of the Exchange Act, the employee will not recognize income on the date the shares are transferred, but will recognize income at a later date based on the difference between the option price and the fair market value of the shares at the earlier of the end of such period or the first date that the shares can be sold by the employee without any such liability, unless the employee timely elects under Section 83(b) of the Code. If the employee timely makes a Section 83(b) election, the fair market value of the shares will be determined on the date the shares are transferred pursuant to the exercise, without regard to the effect of Section 16(b).

      The Company generally will be entitled to a corresponding federal income tax deduction when the employee recognizes income. The sale or other taxable disposition of shares of Common Stock acquired through the exercise of a Non-ISO generally will result in a short-term or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares when income previously was recognized.
      Upon the exercise of an ISO, the employee normally will not recognize any income for federal income tax purposes and the Company normally will not be entitled to any federal income tax deduction. However, the excess of the fair market value of the shares transferred upon the exercise over the option price of such shares (the “Spread”) generally will constitute an adjustment to income for purposes of calculating the alternative minimum tax (“AMT”) of the employee for the year in which the option is exercised, and such employee’s federal income tax liability may be increased as a result of such exercise under the AMT. Special rules similar to those discussed above with non-ISOs apply if the ISO is exercised within six months of the date of grant.
      If the Common Stock transferred pursuant to the exercise of an ISO is disposed of within two years from the grant date or within one year from the date of exercise (the “holding periods”), the employee generally will recognize ordinary income equal to the lesser of (1) the gain realized (i.e., the excess of the amount realized on the disposition over the option price) or (2) the Spread. The balance, if any, of the employee’s gain over the amount treated as ordinary income on the disposition generally will be long-term or short-term capital gain depending upon the holding period. The Company normally will be entitled to a federal income tax deduction equal to any income recognized by the employee.
      If the holding periods are met, the disposition of shares of Common Stock acquired upon the exercise of an ISO generally will result in long-term capital gain or loss treatment with respect to the difference between the amount realized on the disposition and the option price. The Company will not be entitled to any federal income tax deduction as a result of a disposition of such shares after the holding periods.
      Special rules not discussed above will apply to an employee who exercises an option using shares of Common Stock to pay the option price.
          Restricted Stock
      An employee who receives a restricted stock Award under the 2006 Plan generally will be taxed at ordinary income rates on the fair market value of the shares of Common Stock when they vest. However, an employee who timely elects under Section 83(b) of the Code will recognize ordinary income on the date of issuance of the restricted stock Award equal to the fair market value of the shares of Common Stock covered thereby on that date. If a Section 83(b) election is made, no additional taxable income will be recognized by the employee at the time such shares vest. However, if such shares are forfeited, no tax deduction is allowable to the employee for the forfeited shares. The Company normally will be entitled to a deduction at the time when, and in the amount that, the employee recognizes ordinary income, subject to a $1 million deduction limitation under Section 162(m) of the Code with respect to certain officers.
          Stock Appreciation Rights
      An employee will recognize ordinary income upon the exercise of a SAR under the 2006 Plan equal to the amount of cash or the fair market value of the Common Stock received as a result of the exercise. The Company normally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the employee in the same taxable year in which the employee recognizes income.

          Performance Share Units
      An employee generally will not recognize any federal taxable income upon the grant or vesting of the performance share units. Upon payment of cash or shares of Stock based on the number and value of the performance share units earned over the performance period, an employee generally will recognize as ordinary income an amount equal to the cash and the fair market value of the shares received.
      The Company or a subsidiary normally will be entitled to a deduction at the time when, and in the amount that, the employee recognizes ordinary income, subject to a $1 million deduction limitation under Section 162(m) of the Code with respect to certain officers. The Governance Committee will have full discretion to determine whether an Award is intended to be performance-based compensation within the meaning of Section 162(m) of the Code.
Section 409A
      Awards under the 2006 Plan are intended to either be exempt from the application of Section 409A of the Code or to comply with such Code section. If an employee’s Award is subject to Section 409A but fails to meet the requirements thereof, the employee may be subject to additional taxes and interest.
Information Regarding 2006 Plan Benefits
      Any Awards granted to eligible employees under the 2006 Plan will be at the discretion of the Governance Committee and, therefore, are not determinable at this time. Information regarding awards made under the Prior Plans during 2005 may be found under the caption “Executive Compensation and Other Information” in this Proxy Statement.
ANNUAL REPORT TO SHAREHOLDERS
      The annual report for the year ended December 31, 2005 accompanies this Proxy Statement.
ANNUAL REPORT ON FORM 10-K
      The Company will provide without charge, at the written request of any shareholder of record as of the record date, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto. The Company may impose a reasonable fee for providing such exhibits. Requests should be mailed to:

JOHN H. HARLAND COMPANY
Box 105250
Atlanta, Georgia 30348

Attention: Sarah King Bowen
Vice President and Assistant Secretary
Telephone: (770) 593-5426
Facsimile: (770) 593-5619
E-mail: skbowen@harland.net

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Shareholder Proposals
      Any shareholder proposal intended to be presented at the Company’s 2007 annual meeting of shareholders pursuant to Rule 14a-8 of the Exchange Act must be received no later than November 27, 2006 to be considered for inclusion in the proxy statement for the meeting. Under the Company’s Bylaws, any such proposal which is not intended to be included in the proxy statement under Rule 14a-8 must be received no later than 60 days prior to the meeting; however, if the Company provides less than 40 days’ notice of the meeting, any such proposal must be received no later than 10 days after notice of the meeting is mailed or publicly disclosed.

Shareholder Nominations for Election of Directors
      Under the Company’s Bylaws, a shareholder is entitled to nominate individuals for election to the Board of Directors only if the shareholder is entitled to vote in the election of directors and provides timely notice in writing to the Company’s Corporate Secretary. To be timely, the notice must be received in the Company’s corporate headquarters no less than 60 days prior to the annual meeting. However, if the Company provides less than 40 days’ notice of the meeting, the shareholder’s notice must be received no later than 10 days after notice of the meeting is mailed or publicly disclosed. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act; and (b) as to the shareholder giving the notice (i) the name and address of such shareholder, as they appear on the Company’s books, and (ii) the number of shares of Common Stock beneficially owned by such shareholder. No person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth in the Bylaws. In addition, the Company may require any proposed nominee to provide such information as may be reasonably required to determine the eligibility of such person to serve as a director.
     Communications to Non-Management Directors
      Interested parties who wish to make concerns regarding the Company known to the non-management Directors of the Company may communicate such concerns to the Lead Director by sending such communication to the Corporate Secretary, 2939 Miller Road, Decatur, Georgia 30035, which will be forwarded directly to the Lead Director. In addition, the Company maintains an Ethics and Compliance Hotline in order to prevent and deter any illegal, unethical or unsafe act that could cause harm to the Company, its employees or customers. The Hotline is administered by The Network, Inc., an independent company, and provides an opportunity for shareholders, employees or other third parties to report instances of business abuse in an anonymous manner. The Hotline number is 1-800-495-1766, and is available 24 hours a day, 7 days a week, toll free. The Company encourages shareholders, employees and other interested third parties to become involved in the prevention of business risks at the Company through the use of the Hotline.
OTHER MATTERS
      The Board knows of no other matters to be brought before the annual meeting. However, if any other matters should come before the meeting, the persons named in the proxy will vote such proxy in accordance with their judgment.

      The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may be made by employees of the Company personally or by telephone, facsimile or other electronic means. The Company will reimburse brokers, banks, nominees and other fiduciaries for their expenses of forwarding the proxy material to beneficial owners. In addition, the Company has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies, at a fee of $7,500 plus expenses.

John C. Walters
Senior Vice President, Secretary and General Counsel
March 27, 2006

EXHIBIT A
JOHN H. HARLAND COMPANY
2006 STOCK INCENTIVE PLAN

1.	Background and Purpose
      The purpose of this Plan is to promote the interests of John H. Harland Company through the granting of Options, Stock Appreciation Rights, Restricted Stock and Performance Share Units in order to (1) attract and retain Employees, (2) provide an additional incentive to each Employee to work to increase the value of Stock, and (3) provide each Employee with a stake in the future of the Company that corresponds to the stake of each of the Company’s stockholders.

2.	Definitions
      Each term set forth in this § 2 shall have the meaning set forth opposite such term and any reference to the plural of a defined term shall include the singular.
      2.1.     Award — an Option, SAR, Restricted Stock or Performance Share Unit award.
      2.2.     Award Agreement — the document that sets forth the terms and conditions of an Award.
      2.3.     Board — the Board of Directors of the Company.
      2.4.     Change in Control Event — unless otherwise provided in the applicable Award Agreement, the consummation of the sale by the Company of all or substantially all of its assets or the consummation of any merger, consolidation, reorganization, division or other corporate transaction, in each case, where persons who were shareholders of the Company immediately prior to such sale, merger, consolidation, reorganization, division or other corporate transaction do not, immediately thereafter, own (directly or indirectly) more than 50% of the combined voting power of the purchaser of the assets or the merged, consolidated, reorganized or other entity resulting from such corporate transaction and the entity resulting from such merger, consolidation, reorganization, division or other corporate transaction is not an employee benefit plan of the Company or its subsidiaries.
      2.5.     Code — the Internal Revenue Code of 1986, as amended.
      2.6.     Committee — a committee of the Board comprised of at least 3 members appointed by the Board. Each Committee member shall be a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Code § 162(m).
      2.7.     Company — John H. Harland Company and any successor thereto.
      2.8.     Effective Date — the date this Plan is approved by the shareholders of the Company.
      2.9.     Employee — an employee of the Company or any Subsidiary or Parent.
      2.10.  Fair Market Value — as of any date, (a) if the Stock is quoted on a national quotation system, (1) the closing price of the Stock on such date on the national quotation system selected by the Committee or (2) if there was no quotation of the Stock on such date on such quotation system, the closing price on the next preceding business day on which there was such a quotation, or (b) if the Stock is not quoted on a national quotation system, the price that the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.
      2.11.     ISO — an Option that is intended to satisfy the requirements of Code § 422.
      2.12.     1933 Act — the Securities Act of 1933, as amended.
      2.13.     1934 Act — the Securities Exchange Act of 1934, as amended.
      2.14.     Non-ISO — an Option that either expressly or operationally does not satisfy the requirements of Code § 422.
      2.15.     Option — an option to purchase Stock granted in accordance with § 6.
      2.16.     Option Price — the price to purchase one share of Stock upon the exercise of an Option.
      2.17.     Parent — any corporation that is a parent corporation of the Company within the meaning of Code § 424(e).
      2.18.     Performance Goal — the goal or goals, if any, established by the Committee based on one or more of the following business criteria that are to be achieved during a performance period determined by the Committee:

•	Earnings per Share
•	Net Income
•	Operating Income
•	Earnings Growth
•	Revenue
•	Organic Growth
•	Return on Assets
•	Return on Equity
•	Return on Investment
•	Return on Capital Employed
•	Cash Flow
•	Operating Margins
•	Working Capital
•	Total Shareholder Return
      Performance Goals may be based (as the Committee deems appropriate) on (a) Company-wide performance, (b) performance of a Subsidiary, division, region, department, function, plant, facility or other operational unit of the Company, (c) individual performance (if applicable), or (d) any combination of the foregoing. Performance Goals may be set in any manner determined by the Committee, including looking to achievement on an absolute basis or on a relative basis to prior periods or in relation to peer group, indexes or other external measure of the selected criteria. When the Committee establishes Performance Goals, the Committee shall establish the general objective rules that the Committee will use to determine the extent, if any, that such Performance Goals have been met. In establishing the objective rules, the Committee may take into account any extraordinary or one-time or other non-recurring items of income or expense or gain or loss or any events, transactions or other circumstances that the Committee deems relevant in light of the nature of the Performance Goals set for the Employee or the assumptions made by the Committee regarding such goals.

      2.19.     Performance Share Unit — a unit granted pursuant to § 9, the value of which is equal to the Fair Market Value of one share of Stock and which is payable in cash or Stock reflected by such grant.
      2.20.     Plan — this 2006 Stock Incentive Plan.
      2.21.     Restricted Stock — Stock granted in accordance with § 8.
      2.22.     Rule 16b-3 — the exemption under Rule 16b-3 of the 1934 Act.
      2.23.     SAR or Stock Appreciation Right — a right granted pursuant to § 7 to be paid an amount measured by the appreciation in the Fair Market Value of a share of Stock on the date of exercise over the grant price, with payment to be made in cash or Stock, as provided in the Award Agreement.
      2.24.     Stock — $1.00 par value common stock of the Company.
      2.25.     Subsidiary — a corporation that is a subsidiary corporation of the Company within the meaning of Code § 424(f).
      2.26.     Ten Percent Shareholder — a person who owns more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent, after taking into account the attribution rules of Code § 424(d).

3.	Shares Reserved Under Plan; Reduction in Shares
      3.1     Maximum Authorization. There shall be 3,000,000 shares of Stock authorized for issuance under this Plan, and no more than 500,000 shares of Stock may be issued through ISOs. To the extent the Company deems appropriate, such shares of Stock may be reserved from authorized but unissued shares of Stock and from shares of Stock that have been reacquired by the Company. Any shares of Stock subject to an Award that remain unissued after the cancellation, expiration, exercise or exchange of the Award, and any shares subject to an Award that are forfeited, shall be available for use in future grants under this Plan. Any shares of Stock tendered to exercise an Option or to satisfy a withholding obligation shall not be available for use in future grants under this Plan.
      3.2     Reduction of Authorized Shares for Full Value Grants. Awards other than Options and cash-settled SARs will reduce the number of shares of Stock available for issuance under this Plan by 2.1 shares for each share of Stock covered by a stock-settled SAR, Restricted Stock or Performance Share Unit.

4.	Committee
      This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall interpret this Plan and take such action in the administration and operation of this Plan as the Committee deems appropriate under the circumstances. For example, the Committee shall have the authority to delegate to the Chief Executive Officer of the Company the power to grant Awards to certain Employees pursuant to guidelines established by the Committee from time to time and to delegate to any officers of the Company the power to carry out administrative duties with respect to the Plan. Any action of the Committee or its delegate shall be binding on the Company, on each affected Employee and on each other person directly or indirectly affected by such action.

5.	Eligibility and Annual Grant Caps
      Only Employees shall be eligible for the grant of Options, SARs, Restricted Stock and Performance Share Units. No Employee shall be granted in any calendar year Options to purchase more than 200,000 shares of Stock or SARs with respect to more than 50,000 shares of Stock. No Employee shall be granted more than 50,000 shares of Restricted Stock in any calendar year, and no Employee shall be granted Performance Share Units with respect to more than 50,000 shares of Stock in any calendar year.

6.	Options
      6.1.      Committee Action. The Committee acting in its absolute discretion may grant Options to Employees from time to time. An Option may be granted in exchange for the cancellation of any option to purchase Stock, subject to the provisions of Section 6.3, or under any other circumstances which the Committee deems appropriate. Each Option shall be evidenced by an Award Agreement. The Award Agreement shall describe whether the Option is an ISO or a Non-ISO and shall incorporate such other terms and conditions of the grant as the Committee acting in its absolute discretion deems appropriate. If the Committee grants an ISO and a Non-ISO to an Employee on the same date, the right of the Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO. However, the Committee shall have the right to grant a Non-ISO and another type of Award (other than an ISO) to an Employee at the same time and to condition the exercise of the Non-ISO on the forfeiture of such other Award.
      6.2.     $100,000 Limit for ISOs. To the extent that the aggregate Fair Market Value of Stock subject to ISOs (determined as of the date the ISO is granted) that first becomes exercisable in any calendar year exceeds $100,000, such Options shall be treated as Non-ISOs. The Fair Market Value of Stock subject to any other option (determined as of the date the option is granted) that (a) satisfies the requirements of Code § 422 and (b) is granted to an Employee under another plan maintained by the Company, a Subsidiary or Parent shall be treated (for purposes of this $100,000 limitation) as if granted under this Plan. The Committee shall interpret and administer the limitation in this § 6.2 in accordance with Code § 422(d) or any successor section.
      6.3.      Option Price. The Option Price shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to an Employee who is a Ten Percent Shareholder, the Option shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted. In no event may an outstanding Option be amended (directly or indirectly, for example, by exchange) to lower the Option Price thereof.
      6.4.      Payment of Option Price. The Option Price shall be payable in full upon the exercise of any Option. At the discretion of the Committee, an Award Agreement may provide for the payment of the Option Price either in cash, by check or in shares of Stock, or in any combination of cash, check and such Stock. A payment by a check acceptable to the Committee shall be treated as a payment in cash under this Plan. The Option Price may be paid through any broker-facilitated cashless exercise procedure acceptable to the Committee or its delegate, and if approved by the Committee, the Company may, in accordance with an Employee’s instructions, transfer Stock acquired upon the exercise of an Option directly to a third party in connection with any arrangement made by the Employee for financing the exercise of such Option. The value of any Stock surrendered as payment in the exercise of an Option shall be equal to the Fair Market Value of such Stock on the date such Stock is properly surrendered to the Committee or its delegate.

      6.5.     Exercise Period. Each Option shall be exercisable in whole or in part at such time or times as set forth in the related Award Agreement, but no Option shall be exercisable after the earlier of (a) the tenth anniversary of the date the Option is granted, if the Option is (1) a Non-ISO or (2) an ISO that is granted to an Employee who is not a Ten Percent Shareholder on the date the Option is granted, or (b) the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Employee is a Ten Percent Shareholder on the date the Option is granted. An Award Agreement may provide for the exercise of an Option after the employment of an Employee has terminated for any reason whatsoever, including death or disability; provided an Award Agreement for an ISO must incorporate the post-employment exercise restrictions of Code § 422.

7.	Stock Appreciation Rights
      7.1.     Committee Action. The Committee acting in its absolute discretion may grant SARs to Employees from time to time and may make SAR grants in exchange for the cancellation of an outstanding SAR grant. Each such SAR grant shall be evidenced by an Award Agreement.
      7.2.     SAR Terms. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the grant price of the SAR (which shall not be less than the Fair Market Value of a share of Stock on the date of grant of the SAR), the method of exercise, form of consideration payable in settlement (cash or shares of Stock), method by which Stock will be delivered or deemed to be delivered to the Employee, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.
      7.3.      Exercise Period. Each SAR shall be exercisable in whole or in part at such time or times as set forth in the related Award Agreement, but no SAR shall be exercisable after the tenth anniversary of the date the SAR is granted. An Award Agreement may provide for the exercise of a SAR after the employment of an Employee has terminated for any reason whatsoever, including death or disability.

8.	Restricted Stock
      8.1.     Committee Action. The Committee acting in its absolute discretion may grant Restricted Stock to Employees from time to time and may make Restricted Stock grants in exchange for the cancellation of an outstanding Restricted Stock grant. Each grant of Restricted Stock shall be evidenced by an Award Agreement, which shall describe the conditions under which the Employee’s interest in the underlying Stock will become nonforfeitable, consistent with § 8.2 below.
      8.2.     Forfeiture Conditions. The Committee acting in its absolute discretion may grant Restricted Stock subject to such forfeiture conditions (including, without limitation, Performance Goals) as the Committee deems appropriate for Employees generally or for an Employee in particular, and the Award Agreement shall describe each such condition and the deadline for satisfying each such condition to avoid forfeiture of the Restricted Stock. An Employee’s nonforfeitable interest in Restricted Stock shall depend on the extent to which he or she timely satisfies each forfeiture condition. The Company or its agent may retain custody of the Restricted Stock pending the satisfaction of any forfeiture conditions applicable thereto.
      8.3.     Dividends and Voting Rights. Except as otherwise provided in the Award Agreement, any cash dividend declared on Restricted Stock shall be paid directly to the Employee holding such Restricted Stock. No dividends to holders of Restricted Stock shall be payable in Stock. An Employee shall have the right to vote Restricted Stock.

      8.4.      Satisfaction of Forfeiture Conditions. Shares of Stock shall cease to be Restricted Stock at such time as provided in the Award Agreement, and a certificate representing the unrestricted Stock shall be transferred to the Employee as soon as practicable thereafter.
9.     Performance Share Units
      9.1.     Committee Action. The Committee acting in its absolute discretion may grant Performance Share Units to Employees from time to time. Each such Performance Share Unit grant shall be evidenced by an Award Agreement, which shall set forth the number of Performance Share Units granted to the Employee and the performance period for the Award and shall describe the conditions under which the Performance Share Units will vest and be paid and such other terms and conditions of the grant as the Committee acting in its absolute discretion deems appropriate.
      9.2.     Vesting. The Committee acting in its absolute discretion may make Performance Share Units subject to one or more objective employment, performance or other vesting condition (including, without limitation, Performance Goals) that the Committee deems appropriate for Employees generally or for an Employee in particular, and the related Award Agreement shall set forth each vesting condition and the deadline for satisfying the same.
      9.3.     No Adjustment for Cash Dividends. Except as otherwise provided in the Award Agreement, there shall be no adjustment to Performance Share Units for dividends paid by the Company other than for dividend equivalent adjustments made by the Committee for stock dividends in accordance with § 13.1.
      9.4.     Payment of Performance Share Units. Unless otherwise provided in the Award Agreement, payment of a vested Performance Share Unit Award or, if an Award provides for partial vesting, the vested portion of such Award shall be made in a single sum of cash or Stock (as provided in the Award Agreement) as soon as practicable after the Committee certifies that the Award or portion of the Award is payable, but in no event later than 2 1/2  months after the calendar year in which the Award or portion of the Award becomes vested.
      9.5.     Section 409A Compliance. The Company intends that any Performance Share Unit Awards granted hereunder (a) comply with the Code §409A and the regulations, rulings and other guidance issued thereunder (the “Requirements”) and be operated in accordance with such Requirements so that compensation paid in connection with such Awards (and applicable investment earnings) shall not be included in income under Code § 409A or (b) be exempt from the application of the Requirements as a “short-term deferral”. Any ambiguities in this Plan shall be construed to effect the intent as described in this § 9.5. If any provision of this Plan is found to be in violation of the Requirements, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render such provision in conformity with the Requirements, or shall be deemed excised from this Plan, and this Plan shall be construed and enforced to the maximum extent permitted by the Requirements as if such provision had been originally incorporated in this Plan as so modified or restricted, or as if such provision had not been originally incorporated in this Plan, as the case may be.
10.     Nontransferability
      An Award shall not be transferable by an Employee other than by will or by the laws of descent and distribution. During an Employee’s lifetime, an Award shall be exercisable only by the Employee; however, the person or persons to whom an Award is transferred by will or by the laws of descent and distribution thereafter shall be treated as the Employee under this Plan. The restriction on transfer described in this § 10 shall be incorporated in each Award Agreement.
11.     Securities Registration
      Each Award Agreement shall provide that, upon the receipt of Stock, the Employee shall, if so requested by the Company, (a) hold such Stock for investment and not with a view of resale or distribution to the public and (b) deliver to the Company a written statement satisfactory to the Company to that effect. As for Stock issued pursuant to this Plan, the Company at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to an Employee under the 1933 Act or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to an Employee; however, the Company shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by an Employee.
12.     Life of Plan
      This Plan automatically shall terminate on the earlier of (1) the tenth anniversary of the effective date of this Plan (as determined under § 2.8) or (2) the date on which all of the Stock authorized for issuance under § 3 has been issued and the forfeiture conditions with respect to any outstanding Restricted Stock Awards have been satisfied, and no Award shall be granted after such date. In the event the Plan terminates as a result of clause (1) of the preceding sentence, the outstanding Awards shall continue to be governed by the terms of the Plan until all outstanding Awards have been exercised in full or are no longer exercisable or forfeited or the conditions thereof satisfied.
13.     Adjustment
      13.1.     Capital Structure. In the event of any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits, the Committee shall adjust in an equitable manner (a) the number, kind or class (or any combination thereof) of shares of Stock authorized for issuance under § 3 and subject to Options or Restricted Stock or reflected by SARs or Performance Share Units, (b) the Option Price of Options and (c) the grant price of SARs, to reflect such change.
      13.2.     Sale or Merger. The Committee as part of any corporate transaction, such as a merger, consolidation, acquisition or disposition of property or stock, extraordinary dividend, separation (including a spin-off), reorganization or partial or complete liquidation, shall have the right to adjust the number, kind or class (or any combination thereof) of shares of Stock authorized for issuance under § 3 and subject to Options (including the Option Price of such Options) or Restricted Stock or reflected by SARs (including the grant price of such SARs) or Performance Share Units and related forfeiture and vesting conditions. The Committee may grant Awards to effect the assumption of, or the substitution for, awards previously granted by any other entity to the extent that such transaction calls for such substitution or assumption of such awards.
      13.3.     Fractional Shares. If any adjustment under this § 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock that otherwise would result from such adjustment shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 13 by the Committee shall be conclusive and binding on all affected persons.

14.     Change in Control of the Company
      If there is a Change in Control Event and the agreement relating to the Change in Control Event does not provide for the assumption or substitution of Options and SARs, each Option and SAR Award Agreement in the discretion and at the direction of the Committee may be canceled unilaterally if (1) any restrictions on the exercise of the Option or SAR are waived before the Award Agreement is canceled such that the Employee has the opportunity to exercise the Option or SAR in full before such cancellation, (2) the Company transfers to the Employee that number of shares of Stock obtained by dividing (a) the excess of the Fair Market Value of the number of shares which remain subject to the exercise of such Option or SAR as of any date over the total Option Price or grant price, as the case may be, by (b) the Fair Market Value of a share of Stock on such date, which number shall be rounded down to the nearest whole number, or (3) the Company transfers to an Employee the same consideration which the Employee otherwise would receive as a shareholder of the Company in connection with such Change in Control Event if the Employee held the number of shares of Stock which would have been transferable to him or to her under clause (2) above if such number had been determined immediately before such Change in Control Event. In addition, in the event of a Change in Control Event, in the sole discretion and at the direction of the Committee, (i) any and all outstanding forfeiture conditions on any Restricted Stock may be deemed satisfied in full, and (ii) a Performance Share Unit Award may vest and be paid out at target.
15.     Amendment or Termination
      This Plan may be amended by the Board or the Committee from time to time to the extent that the Board or the Committee deems necessary or appropriate; provided, however, in the event any such amendment would require shareholder approval under applicable law or stock exchange rules, such amendment shall be subject to shareholder approval. The Board or the Committee also may suspend the granting of Awards at any time and may terminate this Plan at any time; provided, however, neither the Board nor the Committee shall have the right unilaterally to modify, amend or cancel any Awards granted before such suspension or termination unless (1) the Employee consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in § 13 or § 14. Notwithstanding the foregoing, unless otherwise determined by the Board or the Committee upon amending the Plan, any outstanding Awards automatically shall incorporate any amendments to the Plan.
16.     Miscellaneous
      16.1.     Shareholder Rights. No Employee shall have any rights as a shareholder of the Company as a result of the grant of an Option or SAR, or his or her exercise of such Option or SAR, or the grant of a Performance Share Unit, pending the actual delivery to such Employee of Stock upon the exercise or vesting, as the case may be, of such Award. Subject to § 8.3, an Employee’s rights as a holder of Restricted Stock shall be set forth in the related Award Agreement.
      16.2.     No Contract of Employment. The grant of an Award shall not constitute a contract of employment and shall not confer on an Employee any rights upon his or her termination of employment in addition to those rights, if any, expressly set forth in the related Award Agreement.
      16.3.     Withholding. Each Award shall be made subject to the condition that the Employee consents to whatever action the Committee directs to satisfy the minimum statutory federal, state and local tax withholding requirements, if any, that the Committee in its discretion deems applicable to the exercise of such Award or the satisfaction of any forfeiture or vesting conditions with respect to such Award. An Employee may elect to satisfy such minimum federal and state tax withholding requirements through a reduction in the number of shares of Stock actually transferred to him or to her under this Plan. No withholding shall be effected under this Plan that exceeds the minimum statutory federal and state withholding requirements.
      16.4.     Tax Bonus Payment. The Committee acting in its absolute discretion shall have the power to authorize and direct the payment of a cash bonus to an Employee to pay his or her federal, state and local income and excise tax liability that the Committee deems attributable (a) to his or her interest in Awards becoming nonforfeitable or vesting and (b) to such cash bonus. Any such bonus shall be paid in no event later than the date that is 2 1/2  months after the end of the calendar year in which Restricted Stock becomes nonforfeitable or Performance Share Units vest.
      16.5.     Construction. All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. The headings to sections in this Plan have been included for convenience of reference only. This Plan shall be construed under the laws of the State of Georgia.
      16.6.     Other Conditions. Each Award Agreement may require that an Employee enter into any agreement or make such representations prepared by the Company, including any agreement that restricts the transfer of Stock acquired pursuant to such Award or provides for the repurchase of such Stock by the Company under certain circumstances.
      16.7.     Rule 16b-3. The Committee shall have the right to amend any Award or to withhold or otherwise restrict the transfer of any Stock under this Plan to an Employee as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such Award or transfer.
      16.8.     Performance-Based Compensation under Code Section 162(m). The Committee shall have full and absolute discretion to determine whether an Award granted under this Plan is intended to comply with the requirements of Code § 162(m) and the regulations thereunder as “performance-based” compensation.

ANNUAL MEETING OF SHAREHOLDERS OF
JOHN H. HARLAND COMPANY
April 27, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê  Please detach along perforated line and mail in the envelope provided.  ê
■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. Election of Directors:					2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2006.	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	¡	S. William Antle III		3.	Approval of the 2006 Stock Incentive Plan.	☐	☐	☐
		¡	Robert J. Clanin
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	John Johns Eileen Rudden

☐	FOR ALL EXCEPT (See Instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

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PROXY
JOHN H. HARLAND COMPANY
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
ANNUAL MEETING OF SHAREHOLDERS
APRIL 27, 2006
     The undersigned hereby appoints TIMOTHY C. TUFF and JOHN C. WALTERS, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Common Stock of John H. Harland Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Thursday, April 27, 2006 at 10:00 a.m., at the corporate headquarters of the Company, 2939 Miller Road, Decatur, Georgia, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting and any adjournment thereof.
(Continued and to be signed on the reverse side.)

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